UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.
State Street Corporation announced today that it is informing clients about a review that it initiated into the manner in which it invoiced certain expenses to asset servicing clients.  The review, which is not complete, addresses the amounts invoiced for specific categories of expenses.  Based on the results of the review to date, State Street believes that it has incorrectly invoiced certain expenses to asset servicing clients, primarily in the United States. State Street deeply regrets this matter.   At the conclusion of its review, State Street will compensate affected clients fully, including interest, and make any required improvements to its billing practices.
Based upon the Company’s preliminary assessment, over the 18-year period for which it has accessible records, approximately $200 million or more of expenses may have been incorrectly invoiced.  During this 18-year period, State Street estimates that it has invoiced asset servicing clients a total of approximately $400 million for expenses falling within the categories being reviewed. Annual amounts invoiced for these expenses ranged from approximately $9 million in the early years to approximately $36 million in 2014.  The actual amount to be reimbursed to clients will not be known until the review is completed, and that amount could differ materially from the Company’s preliminary assessment.  In fiscal year 2014, the categories of expenses under review represented approximately 0.7 percent of State Street’s total asset servicing fee revenue of $5.1 billion.
The Company will provide additional information on this matter in its scheduled fourth quarter 2015 earnings release and call on January 27, 2016.
State Street is likely to reflect in its consolidated financial statements reported as of December 31, 2015 obligations in connection with the above-described review. In addition, it has notified certain governmental authorities about its review. State Street may become subject to regulatory inquiries and litigation in connection with this matter, and there can be no assurance as to the outcome of any proceedings that may be commenced against it. The exposure associated with any proceedings that may be threatened, commenced or filed against State Street could have a material adverse effect on its consolidated results of operations for the period in which it establishes a reserve with respect to such potential liability or upon its reputation.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. securities laws, including statements about State Street’s goals and expectations regarding its review into the manner in which it invoiced certain expenses to asset servicing clients, including the potential results of that review and related matters. Terminology such as “believe,” “will,” “estimate,” “may,” “expect,” “intend,” “priority,” “outlook,” “objective,” “plan,” “forecast,” “anticipate,” “seek,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms, are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. These statements are not guarantees of future results or performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street’s expectations or beliefs as of any date subsequent to December 17, 2015.
Important factors that may also affect future results and outcomes include, but are not limited to:

•
the findings and conclusions, and the other results of, State Street’s review of the way that it invoiced certain expenses to asset servicing clients, including the ultimate timing of concluding such review, the amounts of any expenses determined to be reimbursable, either in the aggregate or to any one or more specific clients, and other results of such review and the outcomes of communications with clients, and of State Street’s responses to any regulatory inquiries, regarding such review and related matters;

•	the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; and

•	adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2014 Annual Report on Form 10-K and its subsequent SEC filings. State Street encourages investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, December 17, 2015, and State Street does not undertake efforts to revise those forward-looking statements to reflect events after that date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary
Date: December 17, 2015